Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To OraSure Technologies, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated February 23, 2001 included in OraSure Technologies, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this Registration Statement.


                             /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
November 15, 2001